EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
General Communication, Inc.:


We consent to incorporation by reference herein of our report dated February 21, 1997 relating to the consolidated financial statements of General Communication, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 annual report on Form 10K/A of General Communication, Inc.



                                                     KPMG PEAT MARWICK LLP

                                                     /s/
Anchorage, Alaska

February 18, 1998







Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 36